Exhibit 99.1

MEDIA CONTACT:                                   COMPANY CONTACT:
Stew Chalmers                                    Perry Grace
Positio Public Relations                         ZiLOG, Inc.
T: 408-453-2400                                  T: 408-558-8500
E: stew@positio.com                              E: investor_relations@zilog.com

                     ZiLOG(R)ANNOUNCES FIRST QUARTER FISCAL
                           2007 YEAR FINANCIAL RESULTS

                    o    4 percent sequential increase in net sales
                    o 54 percent sequential increase in embedded Flash net sales
                    o    Gross margins of 50 percent
                    o Positive adjusted EBITDA of $US 0.4 million (as defined in this press release)

SAN JOSE , Calif., August 3, 2006 -- ZiLOG(R), Inc. (NASDAQ: ZILG) the creator of the Z80(R) microprocessor and a leading innovator of integrated Flash microcontrollers (MCUs) and universal remote control solutions, today reported results for its 2007 fiscal year first quarter ended June 30, 2006. Sales for the quarter were $21.0 million representing a sequential increase of 4 percent over sales of $20.1 million in the immediately preceding quarter and a 2 percent increase as compared to sales for the first quarter of fiscal 2006 ended June 30, 2005.

GAAP gross margin for the quarter was 50 percent of sales as compared to 43 percent of sales in the previous quarter and 42 percent of sales for the first fiscal quarter a year ago. Additionally, the Company reported adjusted EBITDA (as defined below) of $0.4 million in the first fiscal quarter as compared to negative $1.4 million in the preceding quarter and negative $2.5 million in the first fiscal quarter a year ago.

GAAP net loss for the quarter was $1.5 million or 9 cents per share as compared to a GAAP net loss of $2.8 million or 16 cents per share in the previous quarter and a GAAP net loss of $6.1 million or 38 cents per share in the first fiscal quarter a year ago. The net loss for the first quarter of fiscal 2007 includes a $0.3 million non-cash charge for stock-based compensation reflecting the adoption of FAS 123R effective April 1, 2006. On a Non-GAAP basis (excluding special charges and non-cash charges for amortization of intangible assets and stock-based compensation expense) the Company reported a net loss for the first quarter of $0.7 million or 4 cents per share as compared to a non-GAAP net loss of $2.0 million or 12 cents per share in the previous quarter and $3.6 million or 22 cents per share for the first fiscal quarter a year ago.

"Sales and gross margin improved sequentially and exceeded our previous guidance. Our embedded Flash microcontroller sales increased 54 percent sequentially and 85 percent from a year ago as design wins continue to convert to revenue consistent with our expectations. The increase in gross margin to 50 percent for the quarter reflects our continued operational cost improvements" stated Jim Thorburn, ZiLOG's chief executive officer. "We are pleased with the resulting return to positive adjusted EBITDA which reflects our growth in new product revenues" added Thorburn.

The company shipped approximately 1,200 development tool kits for the quarter bringing total tool kits shipped since introduction of its new embedded Flash microcontrollers in November, 2002 to over 37,000. Additionally, the Company added a further 200 new embedded Flash silicon customers in the quarter taking the cumulative increase in customers to more than 2,600 since November 2002.

"We experienced strong bookings in the June 2006 quarter driven by increasing demand for our embedded Flash products and we have positioned our inventory build to support this demand. We expect some seasonal decline in sales of our legacy products for our European region in the September quarter and as such we anticipate total sales of $20.5 million to $21 million for the September quarter" Thorburn concluded.

NON-GAAP FINANCIAL INFORMATION

Included above and within the attached schedules are certain non-GAAP financial figures. Management believes that non-GAAP net income (loss) and Adjusted EBITDA are useful measures of operating performance and liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special and other one time charges. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, and non-operating interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

Summarized below are the reconciliations to the GAAP equivalents of these Non-GAAP measures.

                                   ZiLOG, INC.
      NON-GAAP SELECTED QUARTERLY FINANCIAL DATA INCLUDING NON-GAAP TO GAAP
                                 RECONCILIATIONS
        (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                           --------------------------------------------------------------
                                                            Jun. 30,     Mar. 31,     Dec. 31,     Sep. 30,     Jun. 30,
                                                              2006         2006         2005         2005         2005
                                                           ----------   ----------   ----------   ----------   ----------
NON-GAAP CONDENSED STATEMENT OF OPERATIONS
    (includes supplemental Non-GAAP information)
Net sales                                                  $     21.0   $     20.1   $     17.6   $     20.5   $     20.6
Non-GAAP Cost of sales                                           10.5         10.9          9.7         12.4         12.0
                                                           ----------   ----------   ----------   ----------   ----------
Non-GAAP Gross margin                                            10.5          9.2          7.9          8.1          8.6
Non-GAAP Gross margin %                                            50%          46%          45%          40%          42%
Operating expenses:
      Research and development                                    5.1          5.0          5.2          5.6          5.2
      Selling, general and administrative                         5.8          5.8          5.0          5.5          6.6
                                                           ----------   ----------   ----------   ----------   ----------
          Total operating expenses                               10.9         10.8         10.2         11.1         11.8
                                                           ----------   ----------   ----------   ----------   ----------
Non-GAAP operating loss                                    $     (0.4)  $     (1.6)  $     (2.3)  $     (3.0)  $     (3.2)
Interest Income                                                   0.3          0.2          0.1          0.2          0.2
                                                           ----------   ----------   ----------   ----------   ----------
Non-GAAP net loss before income taxes                            (0.1)        (1.4)        (2.2)        (2.8)        (3.0)
                                                           ----------   ----------   ----------   ----------   ----------
Provision for income taxes                                        0.6          0.6            -          0.7          0.6
                                                           ----------   ----------   ----------   ----------   ----------
Non-GAAP net loss                                          $     (0.7)  $     (2.0)  $     (2.2)  $     (3.5)  $     (3.6)
                                                           ==========   ==========   ==========   ==========   ==========
Non-GAAP weighted average basic and diluted shares               16.6         16.6         16.4         16.3         16.3
Non-GAAP basic and diluted loss per share                  $    (0.04)  $    (0.12)  $    (0.13)  $    (0.21)  $    (0.22)
                                                           ==========   ==========   ==========   ==========   ==========
RECONCILIATION OF NON-GAAP INFORMATION TO GAAP RESULTS
Non-GAAP Gross Margin                                            10.5          9.2          7.9          8.1          8.6
      Cost of sales relating to inventory
      adjustments                                                   -         (0.5)           -            -            -
                                                           ----------   ----------   ----------   ----------   ----------
      Total Non-GAAP adjustments                                    -         (0.5)           -            -            -
                                                           ----------   ----------   ----------   ----------   ----------
GAAP Gross Margin                                          $     10.5   $      8.7   $      7.9   $      8.1   $      8.6
                                                           ==========   ==========   ==========   ==========   ==========
GAAP Gross Margin %                                                50%          43%          45%          40%          42%
Non-GAAP operating loss                                    $     (0.4)  $     (1.6)  $     (2.3)  $     (3.0)  $     (3.2)
      Special charges and (credits), net                          0.1         (0.1)         0.3          0.7          1.5
      Cost of sales relating to inventory
       adjustments                                                  -          0.5            -            -            -
      Amortization of intangible assets                           0.4          0.3          0.5          0.5          0.5
      Non-cash stock-based compensation R&D
                                                                  0.1            -            -            -            -
      Non-cash stock-based compensation SG&A                      0.2          0.1          0.1          0.1          0.5
                                                           ----------   ----------   ----------   ----------   ----------
    Total non-GAAP adjustments                                   (0.8)        (0.8)        (0.9)        (1.3)        (2.5)
                                                           ----------   ----------   ----------   ----------   ----------
GAAP Operating loss                                        $     (1.2)  $     (2.4)  $     (3.2)  $     (4.3)  $     (5.7)
                                                           ==========   ==========   ==========   ==========   ==========
Non-GAAP net loss                                          $     (0.7)  $     (2.0)  $     (2.2)  $     (3.5)  $     (3.6)
Non-GAAP adjustments:
      Special charges and (credits), net                          0.1         (0.1)         0.3          0.7          1.5
      Cost of sales relating to inventory
       adjustments                                                  -          0.5            -            -            -
      Amortization of intangible assets                           0.4          0.3          0.5          0.5          0.5
      Non-cash stock-based compensation R&D
                                                                  0.1            -            -            -            -
      Non-cash stock-based compensation SG&A                      0.2          0.1          0.1          0.1          0.5
                                                           ----------   ----------   ----------   ----------   ----------
    Total non-GAAP adjustments                                    0.8          0.8          0.9          1.3          2.5
                                                           ----------   ----------   ----------   ----------   ----------
GAAP Net loss                                              $     (1.5)  $     (2.8)  $     (3.1)  $     (4.8)  $     (6.1)
                                                           ==========   ==========   ==========   ==========   ==========
GAAP basic and diluted weighted average shares
 outstanding                                                     16.6         16.6         16.4         16.3         16.3
GAAP basic and diluted loss per share                      $    (0.09)  $    (0.16)  $    (0.19)  $    (0.29)  $    (0.38)
                                                           ==========   ==========   ==========   ==========   ==========
Reconciliation of Cash Flow From Operating
    Activities to Adjusted EBITDA

Cash used by operating activities                          $     (0.3)  $     (0.6)  $     (1.9)  $     (2.2)  $     (1.5)
    Provision for income taxes                                    0.6          0.7            -          0.7          0.6
    Asset impairments                                               -         (0.5)           -            -            -
    Interest income                                              (0.3)        (0.2)        (0.2)        (0.2)        (0.2)
    Non-cash stock-based compensation                            (0.3)        (0.1)        (0.1)        (0.1)        (0.5)
    Changes in operating assets and liabilities                   0.3         (0.7)           -         (1.3)        (2.9)
                                                           ----------   ----------   ----------   ----------   ----------
EBITDA                                                     $      0.0   $     (1.4)  $     (2.2)  $     (3.1)  $     (4.5)
                                                           ----------   ----------   ----------   ----------   ----------
    Non-cash stock-based compensation                             0.3          0.1          0.1          0.1          0.5
    Special charges and (credits), net                            0.1         (0.1)         0.3          0.7          1.5
                                                           ----------   ----------   ----------   ----------   ----------
Adjusted EBITDA                                            $      0.4   $     (1.4)  $     (1.8)  $     (2.3)  $     (2.5)
                                                           ----------   ----------   ----------   ----------   ----------

                                   ZiLOG, INC.
      NON-GAAP SELECTED QUARTERLY FINANCIAL DATA INCLUDIG NON-GAAP TO GAAP
                                 RECONCILIATIONS
          (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                           --------------------------------------------------------------
                                                            Jun. 30,     Mar. 31,     Dec. 31,     Sep. 30,     Jun. 30,
                                                              2006         2006         2005         2005         2005
                                                           ----------   ----------   ----------   ----------   ----------
OTHER SELECTED FINANCIAL DATA
    Depreciation and amortization                          $      0.7   $      0.7   $      0.6   $      0.6   $      0.6
    Amortization of fresh-start intangibles                       0.3          0.4          0.5          0.5          0.5
    Special charges and credits, net                              0.1         (0.1)         0.3          0.7          1.5
    Stock-based compensation - R&D                                0.1            -            -            -            -
    Stock-based compensation - SG&A                               0.2          0.1          0.1          0.1          0.5
    Capital expenditures                                          0.6          0.4          2.0          1.1          0.5
NET SALES - BY BUSINESS UNIT
    Micrologic products - Embedded Flash                   $      2.4   $      1.6   $      1.9   $      2.0   $      1.3
    Micrologic products - Non Flash                              14.2         14.2         11.5         13.6         14.1
                                                           ----------   ----------   ----------   ----------   ----------
    Total Micrologic                                             16.6         15.8         13.4         15.6         15.4
                                                           ----------   ----------   ----------   ----------   ----------
    Other products                                                4.4          4.3          4.2          4.9          5.2
                                                           ----------   ----------   ----------   ----------   ----------
      Total net sales                                      $     21.0   $     20.1   $     17.6   $     20.5   $     20.6
                                                           ==========   ==========   ==========   ==========   ==========
NET SALES - BY CHANNEL
    OEM                                                    $      8.6   $      8.9   $      7.6   $      8.9   $      9.3
    Distribution                                                 12.4         11.2         10.0         11.6         11.3
                                                           ----------   ----------   ----------   ----------   ----------
      Total net sales                                      $     21.0   $     20.1   $     17.6   $     20.5   $     20.6
                                                           ==========   ==========   ==========   ==========   ==========
NET SALES - BY REGION
    America's                                              $      7.5   $      8.1   $      7.5   $      8.0   $      8.3
    Asia (including Japan)
                                                                 10.4          9.0          7.8         10.0          9.6
    Europe                                                        3.1          3.0          2.3          2.5          2.7
                                                           ----------   ----------   ----------   ----------   ----------
      Total net sales                                      $     21.0   $     20.1   $     17.6   $     20.5   $     20.6
                                                           ==========   ==========   ==========   ==========   ==========
SELECTED KEY INDICES
    Days sales outstanding                                         41           42           47           42           46
    Net sales to inventory ratio (annualized)                     9.1         10.6          8.8          8.9          8.2
    Weeks of inventory at distributors                             10           10           11           10           10
    Current ratio                                                 1.9          2.0          2.0          2.2          2.3

ABOUT ZiLOG, INC.

Founded in 1974, ZiLOG won international recognition for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs approximately 500 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's website at: www.ZiLOG.com. ZiLOG, Z8Encore! eZ80Acclaim! and Z8Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

CAUTIONARY STATEMENTS

This release may contain forward-looking statements (including those related to our revenue outlook and our financial guidance for our second fiscal quarter of
2007) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, our competitors may introduce or market embedded Flash products which are perceived as superior to ours or cost less and or provide additional functionality, and as a result our embedded Flash business may suffer. Additionally, our legacy business may decline faster than we anticipate causing our sales to decline.

Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on such things as how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the quarter ended June 30, 2006.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

# # #

ZiLOG, Z8, Z80, EZ80 Z8 ENCORE! and Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

CONTACT:
Stew Chalmers
Director Corporate Communications
(818) 681-3588
Source: ZiLOG, Inc. www.ZiLOG.com

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                                                             THREE MONTHS ENDED
                                                                        ----------------------------
                                                                          JUN. 30,        JUN. 30,
                                                                            2006            2005
                                                                        ------------    ------------
Net sales                                                               $       21.0    $       20.6
Cost of sales                                                                   10.5            12.0
                                                                        ------------    ------------
Gross margin                                                                    10.5             8.6
Gross margin %                                                                    50%             42%
Operating expenses:
        Research and development                                                 5.2             5.2
        Selling, general and administrative                                      6.0             7.1
        Special charges and reorganization items                                 0.1             1.5
        Amortization of intangible assets                                        0.4             0.5
                                                                        ------------    ------------
            Total operating expenses                                            11.7            14.3
                                                                        ------------    ------------
Operating loss (1)                                                              (1.2)           (5.7)

Other income (expense):
        Interest income                                                          0.3             0.2
                                                                        ------------    ------------
Loss before provision for income taxes                                          (0.9)           (5.5)
Provision for income taxes                                                       0.6             0.6
                                                                        ------------    ------------
Net loss                                                                $       (1.5)   $       (6.1)
                                                                        ============    ============

Basic and diluted net loss per share                                    $      (0.09)   $      (0.38)
                                                                        ============    ============

Weighted-average shares used in computing basic
        and diluted net loss per share                                          16.6            16.3
                                                                        ============    ============
 (1)   Includes stock based compensation charges
       as follows (2006 amounts reflect adoption of FAS123R):
            Research and development                                             0.1               -
            Selling, general and administrative                                  0.2             0.5
                                                                        ------------    ------------
            Total stock based compensation included in operating loss            0.3             0.5
                                                                        ------------    ------------

See accompanying note to condensed consolidated financial statements

                             ZiLOG, INC.
           UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in millions)

                                                                          JUNE 30,        MARCH 31,
                                                                            2006            2006
                                                                        ------------    ------------
                                ASSETS
Current assets:
        Cash and cash equivalents                                       $       26.1    $       27.0
        Accounts receivable, net                                                 9.4             9.6
        Inventories                                                              9.2             7.6
        Deferred tax asset                                                       0.4             0.4
        Prepaid expenses and other current assets                                2.0             2.2
                                                                        ------------    ------------
Total current assets                                                            47.1            46.8
                                                                        ------------    ------------

  Assets held for sale                                                           1.8             1.8
  Property, plant and equipment, net                                             7.4             7.5
  Goodwill                                                                       6.7             6.7
  Intangible assets, net                                                         4.4             4.8
  Other assets                                                                   3.7             4.0
                                                                        ------------    ------------
Total Assets                                                            $       71.1    $       71.6
                                                                        ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                    $        9.8    $        9.9
    Income Taxes Payable                                                         0.4             0.5
    Accrued compensation and employee benefits                                   2.9             2.5
    Estimate due to ZiLOG-Mod III Inc. Series A
        Preferred shareholders on liquidation of subsidiary                      2.5             2.5
    Other accrued liabilities                                                    2.1             2.4
    Deferred income on shipments to distributors                                 6.7             6.1
                                                                        ------------    ------------
        Total current liabilities                                               24.4            23.9
                                                                        ------------    ------------

Deferred tax liability                                                           0.4             0.4
Other non-current liabilities                                                    5.6             5.5
                                                                        ------------    ------------
        Total liabilities                                                       30.4            29.8
                                                                        ------------    ------------

Stockholders' equity:
    Common stock                                                                 0.2             0.2
    Deferred stock compensation                                                    -            (0.6)
    Additional paid-in capital                                                 123.0           123.2
    Treasury stock                                                              (7.2)           (7.2)
    Accumulated deficit                                                        (75.3)          (73.8)
                                                                        ------------    ------------
        Total stockholders' equity                                              40.7            41.8
                                                                        ------------    ------------
Total liabilities and stockholders' equity                              $       71.1    $       71.6
                                                                        ------------    ------------

                             ZiLOG, INC.
             UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                            (in millions)

                                                                             THREE MONTHS ENDED
                                                                        ----------------------------
                                                                          JUN. 30,        JUN. 30,
                                                                            2006            2005
                                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $       (1.5)   $       (6.1)
Adjustments to reconcile net loss to net cash used
 by operating activities:
      Amortization of fresh-start intangible assets                              0.4             0.5
      Disposition of operating assets                                              -            (0.2)
      Depreciation and amortization                                              0.7             0.6
      Stock-based compensation                                                   0.3             0.5
Changes in operating assets and liabilities:
      Accounts receivable                                                        0.2             1.9
      Inventories                                                               (1.6)            0.6
      Prepaid expenses and other current and non-current assets                  0.6             0.6
      Accounts payable                                                             -             0.7
      Accrued compensation and employee benefits                                 0.5            (0.3)
      Other accrued liabilities, deferred income on shipments to
         distributors, income taxes and accrued special charges                  0.1            (0.5)
                                                                        ------------    ------------
         Net cash used by operating activities                                  (0.3)           (1.7)
                                                                        ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                                      (0.6)           (0.5)
                                                                        ------------    ------------
         Cash used by investing activities                                      (0.6)           (0.5)
                                                                        ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from issuance of common stock under
       employee stock plans                                                        -             0.1
      Stock purchases                                                              -            (0.1)
                                                                        ------------    ------------
         Cash provided (used in) financing activities                              -               -
                                                                        ------------    ------------

Increase (decrease) in cash and cash equivalents                                (0.9)           (2.2)
Cash and cash equivalents at beginning of period                                27.0            33.6
                                                                        ------------    ------------
Cash and cash equivalents at end of period                              $       26.1    $       31.4
                                                                        ============    ============

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Fiscal year end calendar change
----------------------------------------

On December 29, 2005, the Company's Board of Directors unanimously adopted resolutions to change the Company's fiscal year end from December 31 to March
31. As such, the three month period ended June 30, 2006 as reported here-in is the Company's first quarter of its 2007 fiscal year which ends March 31, 2007. References to its "prior quarter" refers to the three month period ended March 31, 2006 or the Company's fourth quarter of fiscal year 2006 and references to its "year ago" quarter refers to the three month period ended June 30, 2005 or the Company's first quarter of fiscal year 2006.

Note 2 - Adoption of FAS 123R - Share-Based Payment
---------------------------------------------------

Effective April 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. The Company previously applied Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and provided the required pro forma disclosures of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

The Company elected to adopt the modified prospective transition method as provided by SFAS 123R, and, accordingly, prior periods are not restated for the effect of SFAS 123R. The Company records compensation costs as the requisite service is rendered for the unvested portion of previously issued awards that remain outstanding at the initial date of adoption and any awards issued, modified, repurchased, or cancelled after the effective date of SFAS 123R. The total compensation expense recorded for the three month period ended June 30, 2006 was $0.3 million of which $0.1 million was included in Research and Development costs and $0.2 million was recorded in Selling, General and Administrative costs. The amounts reflected in cost of goods sold and inventory were not significant.

The Company calculated the fair values using the Black-Scholes valuation model to estimate the fair value of its stock-based awards which requires various judgmental assumptions including estimating stock price volatility, forfeiture rates, and expected life. The Company's computation of expected volatility is based on a combination of historical and market-based implied volatility. In addition, the Company has considered many factors when estimating expected forfeitures and expected life, including types of awards, employee class, and historical experience. Should any of the assumptions used in this model change significantly, stock-based compensation expense may change significantly, and as such, future amounts required to be recorded may differ materially from that recorded in the current period. The Company's calculations and estimates determined a volatility rate of 47% and an expected term life of 5.24 years in computing the stock-based compensation recorded for the three months ended June 30, 2006. Additionally, the Company has elected to use the straight line attribution method in recording the stock-based compensation expense charged to the financial statements.

Stock-based compensation recorded in periods prior to April 1, 2006 reflects; 1) for options or restricted stock, the difference between stock issued or options granted for services where the grant price approved by the Board of Directors was lower than the fair market value of the award at the time of grant or 2) to members of the Board of Directors at the then fair market for Board of Director services provided in lieu of cash in accordance with their shareholder approved compensation plans.

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